Exhibit 99.1

Trinseo Takes Proactive Step to Strengthen Financial Foundation and to Drive Long-Term Sustainable Growth

Enters into Restructuring Support Agreement with majority of senior lenders to strengthen balance sheet and substantially reduce debt

Intends to execute agreement through pre-packaged plan of reorganization and expedited emergence

Receives commitment for ~$183 million in new financing to support continued operations

Maintaining uninterrupted delivery of leading specialty material solutions to customers worldwide

WAYNE, Pa., May 13, 2026 (BUSINESS WIRE) – Trinseo PLC (the “Company” or “Trinseo”) (OTCM: TSEOF), a specialty material solutions provider, today announced that it entered into a Restructuring Support Agreement (the “RSA”) with parties that hold a majority of its debt. This binding agreement will significantly reduce Trinseo’s debt obligations, strengthen its balance sheet and improve its long-term financial health. No concessions from employees, customers, vendors, or suppliers are part of this agreement.

By taking this proactive step, the Company expects to be better positioned to execute its long-term growth strategy and operate from a positive free cash flow position. The RSA represents the successful culmination of collaborative discussions with key lenders to restructure Trinseo's capital structure on an expedited basis while preserving the Company's market-leading position as a specialty material solutions provider.

“Since our founding, Trinseo has partnered with organizations to bring ideas to life through smart, sustainable material solutions—combining deep expertise, innovation and best-in-class materials,” said Frank Bozich, President and Chief Executive Officer of Trinseo. “With the support of our lenders, this agreement marks an important step forward to strengthen our balance sheet so we can continue to operate our business uninterrupted, drive innovation, support growth and manufacture the products that our customers rely on for decades to come. We’re confident that entering into this agreement will position us well for the future and we look forward to emerging from this process as a stronger organization, well-equipped to meet the needs of our partners around the world. We are deeply grateful to our employees for their continued dedication and hard work, and to our customers and partners for their support.”

Information Regarding the RSA

The Company has secured support from its key lenders for a comprehensive restructuring that will reduce its debt by approximately $2.0 billion and reduce annual interest expense by approximately $140 million. The restructuring will be implemented through a pre-packaged chapter 11 plan of reorganization, funded by a fully committed ~$158 million debtor-in-possession financing, a $150 million accounts receivable facility, as well as exit financing. Existing lenders will be receiving 100% of the reorganized Company’s equity. All holders of general unsecured claims, including trade creditors, vendors, and suppliers, will be unimpaired.

To implement the transactions under the RSA, the Company intends to finalize the plan of reorganization and subsequently file voluntary petitions under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas in the coming weeks. Trinseo expects to emerge from chapter 11 on an expedited basis. While the process will benefit the global organization, the chapter 11 filing is expected to be limited to certain of its U.S. affiliates, and certain non-operating affiliates outside the U.S. No other Trinseo affiliates are expected to be included in the chapter 11 filing.

Trinseo expects to conduct business uninterrupted both in the U.S. and globally, with a continued focus on supplying customers with the same high-quality products and services they value. Trinseo plans to file customary motions with the Bankruptcy Court to support ordinary-course operations including, but not limited to, a motion to pay outstanding claims of vendors and suppliers, and continue to pay its vendors and suppliers during the restructuring process. In addition, motions pertaining to customer and employee compensation and benefits programs will be submitted with the filing to ensure there will be no impact on customers and employees.

Additional details regarding the RSA will be provided in the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

For additional information regarding the restructuring, please visit Trinseo’s dedicated microsite at www.StrengtheningTrinseo.com.

Trinseo is advised by Latham & Watkins LLP as legal advisor, Hunton Andrews Kurth LLP as co-counsel, Centerview Partners LLC as investment banker, and FTI Consulting as financial and communications advisor. An ad hoc group of Senior Secured Lenders is advised by Paul Hastings LLP and PJT Partners. An ad hoc group of Term Lenders is advised by Gibson, Dunn & Crutcher LLP and Lazard Frères & Co.

Increase to Revolving Credit Facility Borrowing Capacity

On May 13, 2026, the Company also announced that it had amended its super-priority revolving credit facility to increase its available capacity under the revolver by $25 million (the “Revolver Amendment”). The increased borrowing capacity will be used to fund working capital or for general corporate purposes, and allow the Company the flexibility to implement the transactions under the RSA in a timely manner. Additional details regarding the Revolver Amendment, including borrowing terms, maturity and interest rate, will be provided in the Company’s Form 8-K to be filed with the SEC.

About Trinseo

Trinseo (OTCM: TSEOF), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart and sustainably focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers. From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility. Trinseo’s employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe and Asia Pacific. Trinseo reported net sales of approximately $3.0 billion in 2025. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, X, Facebook and WeChat.

Media Contact

Thom Sueta

Director, Corporate Communications

Phone: +1.267.216.7923

Email: media@trinseo.com

Rose Temple / Diana Sangiorgio

TrinseoComms@fticonsulting.com

Investor Contact

Bee van Kessel

SVP, Corporate Finance and Investor Relations

Phone: +1.835.235.0735

Email: investorrelations@trinseo.com

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to complete the transactions contemplated by the RSA, including the receipt of debtor-in-possession financing; our ability to implement the RSA by soliciting approval of a pre-packaged plan of reorganization and subsequently filing voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code; the timing of any Chapter 11 filing; our ability to reduce our debt obligations and interest expense; our ability to execute on our long-term growth strategy and operate from a positive free cash flow position; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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